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                                                                   Exhibit 10.12


                           LM3000 SOFTWARE AGREEMENT

         This LM3000 Agreement (this "Agreement") is made as of March 30, 1998, by and between Aironet Wireless Communications, Inc., a Delaware corporation ("Aironet"), and Telxon Corporation, a Delaware corporation ("Telxon").

                                   BACKGROUND

         WHEREAS, Telxon is the majority stockholder of Aironet;

         WHEREAS, Telxon heretofore sold Aironet's LM3000 products to its customers, and thereafter authored software upgrades for the LM3000 products to make such products compatible with the IEEE 802.11 standard for wireless computer networks (the "Upgrade"); and

         WHEREAS, Aironet desires to receive from Telxon the right to utilize the Upgrade.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. LICENSE. Telxon hereby grants a perpetual, royalty free, worldwide, non-exclusive license to Aironet under Telxon's intellectual property rights embodied in the Upgrade to make, port, copy, compile, decompile, assemble, disassemble, merge and link the source code of the Upgrade, and to load, support, service, maintain, repair, reconstruct, reconfigure and upgrade, integrate, install, use, market, sell, offer for sale, lease and transfer copies of the object code of the Upgrade. Aironet shall take the same steps to bind transferees of copies of the Upgrade to a commercially reasonable software license agreement, that Aironet takes with respect to its own software.

         2. CONTRACTORS. Aironet may exercise the rights granted to it in
Section 1 either through its employees or through its contractors.

         3. IMPLIED LICENSE. Subject to the restrictions imposed under the software license agreement contemplated by Section 1, Aironet's customers shall have an implied license to use and transfer copies of the object code of the Upgrade, in the form delivered by Aironet to its immediate customer.

         4. DELIVERY. Upon Aironet's execution of this Agreement, to the extent that a copy is not already in Aironet's possession, Telxon shall deliver to Aironet a copy of the source and object code of the Upgrade.

         5. DISCLAIMER OF WARRANTY AND LIABILITY. TELXON IS PROVIDING THE UPGRADE TO AIRONET "AS IS." TELXON MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE UPGRADE, WHETHER EXPRESS OR IMPLIED OR ARISING UNDER ANY



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STATUTE OR FROM ANY COURSE OF DEALING, USAGE OF TRADE OR OTHERWISE, INCLUDING,
WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. IN NO EVENT SHALL TELXON BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, LOST DATA OR OTHERWISE, WHETHER OR NOT TELXON IS MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

         6. GOVERNING LAW; JURISDICTION. This Agreement shall be construed under and governed by the laws of the State of Ohio, without regard to conflict or choice of laws statutes, regulations, rules or principles. Any action relating to the execution or performance of this Agreement shall be brought in the courts, state or federal, sitting in Summit County, Ohio, and each party hereto consents to the jurisdiction and venue of such courts, and agrees not to contest venue on the grounds of forum non conveniens or otherwise.

         7. PRIOR AGREEMENTS SUPERSEDED. This Agreement supersedes all prior and contemporaneous understandings and agreements, written or oral, between the parties relating to the subject matter hereof.

         8. ASSIGNABILITY. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated by Aironet to a direct competitor of Telxon (a "Competitor"), and any such assignment or delegation shall be void and of no effect. The merger, consolidation, asset sale, change of control, or any other reorganization of Aironet with or into a Competitor, or of a Competitor with or into Aironet, shall be deemed an assignment under this Section 7.4. Subject to the foregoing, this Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to give any person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

         9. NUMBER AND GENDER. The use in this Agreement of singular, plural, masculine, feminine and neuter nouns and pronouns, shall include the others as the context may require.

         10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document. An executed faxed counterpart of this Agreement shall be binding on the parties and for evidentiary purposes, shall be deemed to be an original.

         11. AMENDMENTS; WAIVERS. Amendments to and waivers of any term of this Agreement must be in writing and executed by both parties hereto.


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         IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its duly authorized representative as of the date first set forth at the beginning hereof.

                             Aironet Wireless Communications, Inc.

                             By: /s/ Roger J. Murphy
                                     -------------------------------------------
                                     Roger J. Murphy, President
                                     and Chief Executive Officer

                             Telxon Corporation

                             By: /s/ Kenneth W. Haver
                                     -------------------------------------------
                                     Kenneth W. Haver, Senior Vice President and
                                     Chief Financial Officer


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